Exhibit 99.(e)(1)(a)

SMA RELATIONSHIP TRUST

PRINCIPAL UNDERWRITING CONTRACT

AMENDMENT NUMBER ONE

THIS AMENDMENT is made this 30th day of December, 2015, by and between SMA Relationship Trust, a Delaware statutory trust (the “Trust”), and UBS Asset Management (US) Inc. (formerly, UBS Global Asset Management (US) Inc.), a Delaware corporation (the “Underwriter”).

WHEREAS, the Trust and the Underwriter have previously entered into a Principal Underwriting Contract, dated October 8, 2003 (the “Underwriting Contract”), pursuant to which the Underwriter agreed to act as principal underwriter in connection with the offering and sale of shares of beneficial interest of the series of the Trust, and of such other series as may hereafter be designated by the board of trustees of the Trust from time to time; and

WHEREAS, the Underwriter has changed its name to “UBS Asset Management (US) Inc.” and the Trust and Underwriter desire to amend the underwriting contract to reflect the new name of the Underwriter;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, it is agreed as follows:

1.              The name of UBS Global Asset Management (US) Inc., and all references in the Underwriting Contract to UBS Global Asset Management (US) Inc., shall be changed to UBS Asset Management (US) Inc.

2.              The effective date of the Amendment shall be December 30, 2015.

3.              The parties hereby further agree that no other provisions of the Underwriting Contract are in any way modified by this Amendment, and that all other provisions of the Underwriting Contract remain in full force and effect.

IN WITNESS WHEREOF, the parties hereby have caused this Amendment to be executed this 30th day of December, 2015.

SMA RELATIONSHIP TRUST		SMA RELATIONSHIP TRUST
By:	/s/ Tammie Lee	By:	/s/ Thomas Disbrow
Name: Tammie Lee		Name: Thomas Disbrow
Title: Vice President and Assistant Secretary		Title: Vice President, Treasurer and Principal Accounting Officer

UBS ASSET MANAGEMENT (US) INC.		UBS ASSET MANAGEMENT (US) INC.
By:	/s/ Joseph A. Allessie	By:	/s/ Mark Kemper
Name: Joseph A. Allessie		Name: Mark Kemper
Title: Chief Compliance Officer		Title: Managing Director and General Counsel